UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2022

MOVING iMAGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751-7998

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Definitive Material Agreement.

On April 21, 2022, Moving iMage Technologies, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with QSC, LLC (the ”Seller”) whereby the Company agreed to purchase from the Seller all of its infrared-based assistive listening and closed caption devices for cinema patrons for an aggregate purchase price of $1.5 million, which amount may be adjusted based on the full cost value and quantities in inventory at the time of closing. Each party agreed to provide certain indemnification to the other. The Agreement may be terminated by mutual consent of the parties, by a party if there is a material breach of any representation, warranty or covenant by the other party, by either party if the transaction is prohibited or enjoined by governmental authorities or by the Company if there is an event that has had or is reasonably likely to have a Material Adverse Effect.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 4.01	Change in Registrant’s Certifying Accountant.

On April 21, 2022, the Company engaged Haskell & White LLP (“H&W”) as its new independent registered public accountant for the fiscal year ending June 30, 2022. This decision was approved by the Audit Committee in accordance with the authority of the Audit Committee as specified in its Charter.

During the fiscal years ended June, 2021 and 2020 and through April 21, 2022, neither the Company nor anyone on its behalf consulted with H&W regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that H&W concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 7.01	Regulation FD Disclosure.

On April 22, 2022, the Company issued a press release regarding the Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is furnished and incorporated into this Item 7.01 by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated April 21, 2022 between Moving iMage Technologies, Inc. and QSC, LLC
99.1	Press Release dated April 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVING IMAGE TECHNOLOGIES, INC.

Date: April 26, 2022

	By:	/s/ Michael Sherman
	Name:	Michael Sherman
	Title:	Chief Financial Officer